United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14C information
October___, 2007

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

☒ Filed by the registrant
☐ filed by a party other than the registrant

Check the appropriate box:

☒ Preliminary Information Statement
☐ Definitive Information Statement
☐ Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))

Ketner Global Investments, Inc.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒ No Fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies
(2)	Aggregate number of securities to which the transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule, or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
OCTOBER ___, 2007

Ketner Global Investments, Inc.
1100 North University Avenue, Suite 135,
Little Rock, Arkansas 72207

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

The matters upon which action is being taken are:

1.
Amend and restate the Articles of Incorporation to increase the authorized capital so the total number of shares of Common Stock the Company is authorized to issue is Ten Million (10,000,000) shares with $0.001 par value.

2.	Amend and restate the Articles of Incorporation to change the name of the company from Ketner Global Investments, Inc. to Kelyniam Global, Inc.

The shareholders holding shares representing 92% of the votes entitled to be cast at a meeting of the Company’s shareholders consented in writing to the proposed actions.  The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company’s Board of Directors approved these actions on October 24, 2007 and recommended that the Articles of Incorporation be amended to reflect the above actions.  The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our Shareholders.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company’s Shareholders at a Special Shareholder’s Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by the provisions of NRS 78.320 of the General Corporation Law of Nevada, (the “Nevada Law”).  NRS 78.320 provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to NRS 78.320, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about October ___, 2007.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was October 24, 2007, (the “Record Date”).

Outstanding Voting Stock of the Company

As of the Record Date, there were 4,414,400 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of October 24, 2007, the name and the number of voting shares of the Registrant, $0.001 par value, held of record or was known by the Registrant to own beneficially more than 5% of the 4,414,400 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.  The business address of the shareholders listed below is 1100 North University Avenue, Suite 135, Little Rock, Arkansas 72207.

Shareholders	# of Shares	Percentage
James Ketner	3,900,000	88%
Michelle LynRay	280,000	6%
John Mastoloni	10,000	Less than 1%
Alexander Borges dos Santos	10,000	Less than 1%

For purposes of this table, all members listed our officers of the company

No Dissenter’s Rights

Under Nevada Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Purpose and Effect of the Actions

Amend and restate the Articles of Incorporation to increase the authorized common stock.  By increasing the total number of shares of Common Stock the Company is authorized to issue to Ten Million (10,000,000) shares with $.001 par value, the Company will be postured to effect a 2-for-1 forward stock split with the intention of creating a larger float and thus potentially creating a more liquid trading market if our securities become qualified for quotation on the over the counter bulletin board in the future, of which there is no assurance.

The change in capital will not affect the relative rights or privileges of our common stock shareholders.  The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in our authorized common and preferred stock will have on the liquidity or market price of the Company’s common stock.

Amend and restate the Articles of Incorporation to change the name of the Company from Ketner Global Investments, Inc. to Kelyniam Global, Inc.  The board of director believes that having the title “Investments” in the Company name could be construed as misleading because all of the company’s revenue generation to date and anticipated in the future will be done through engineering consulting.  The board of directors also believes that removing the name of one of the principals is important in case that position is vacated, which is currently not anticipated.

The Proposed Amended and Restated Articles of Incorporation are included as an exhibit to this Information Statement.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10QSB for the period ended September 30, 2007 and our registration statement on Form SB-2 containing financial statements for the period ended December 31, 2006 and other periodic filings with the Securities and Exchange Commission (“SEC)” which we file from time to time.  This information may be found on the SEC’s EDGAR database at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors,

/s/ James Ketner
James Ketner
President/CEO/Chairman

/s/ Michelle LynRay
Michelle LynRay
Secretary/Treasurer/Director

/s/ John Mastoloni
John Mastoloni
Vice President/Director

/s/ Alexander Borges dos Santos
Alexander Borges dos Santos
Vice President/Director

Exhibit “A”

Proposed Amendment to the Articles of Incorporation

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
KETNER GLOBAL INVESTMENTS, INC.

Pursuant to NRS 78.403 of the Nevada Business Corporations Act, Ketner Global Investments, Inc., (the “Corporation”) adopts the following Amendment and Restatements to its Articles of Incorporation by stating the following:

FIRST:	The present name of the Corporation is Ketner Global Investments, Inc.

SECOND:	The following amendment and restatement to its Articles of Incorporation were adopted by majority vote of shareholders of the Corporation on October 24, 2007 in the manner prescribed by Nevada law.

THIRD:	The number of shares of the corporation outstanding and entitled to vote at the time of the adoption of said amendment was 4,414,400

FOURTH:	The number of shares voted for such amendment and restatement was 4,400,000 or 95% and the number voted against such amendment was 0 or 0%.

DATED:	October ____, 2007

Ketner Global Investments, Inc.

By Order of the Board of Directors,

/s/ James Ketner
James Ketner
President/CEO/Chairman

/s/ Michelle LynRay
Michelle LynRay
Secretary/Treasurer/Director

/s/ John Mastoloni
John Mastoloni
Vice President/Director

/s/ Alexander Borges dos Santos
Alexander Borges dos Santos
Vice President/Director

AMENDED AND RESTATED ARTICLES

Article 1.

The name of said corporation shall be: Kelyniam Global, Inc.

Article 2.

The period of its duration is perpetual.

Article 3.

The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of the par value of $.001 each.  10,000,000 of these shares shall be common voting shares.

Article 4.

The Board of Directors may take action in writing signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present, in accordance with the provision of Nevada State Law.

Article 5.

No shareholder shall have the preemptive right to acquire additional shares of stock of the corporation.

Article 6.

The address of the registered office of the corporation is: 1000 E William Street, Suite 204, Carson City, Nevada 89701.  The name of the registered agent at such address is: National Registered Agents, Inc.

Article 7.

The number of directors constituting the Board of Directors of the corporation is four and the names of the Board of Directors our outlined as follows:

James Ketner
President/CEO/Chairman

Michelle LynRay
Secretary/Treasurer/Director

John Mastoloni
Vice President/Director

Alexander Borges dos Santos
Vice President/Director

The Mailing address for each member of the Board of Directors is

Kelyniam Global, Inc.
1100 North University Avenue
Suite 135
Little Rock Arkansas, 72207
1-800-280-8192

AMENDED AND RESTATED ARTICLES (Continued)

Article 8.

The name and address of the incorporator was James Ketner, 1100 North University Avenue, Suite 135, Little Rock, Arkansas 72207

Article 9.

The corporation became effective on December 30th, 2005

Article 10.

No director of the corporation shall be personally liable to the corporation or its shareholders for any monetary damages for breach of fiduciary duty by such director as a director, provided, however, that this Article shall not eliminate or limit the liability of a director to the extend provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omission snot in good faith or which involve intentional misconduct or a knowing violation of law, (iii) as a result of statutory liability for illegal distribution to members under applicable law, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article.  No amendment to or repeal of this Article shall apply to or have any effect on the liability of alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.